497 1 d497.htm SUPPLEMENT TO VARIOUS PROSPECTUSES
"SUPPLEMENT DATED JUNE 28, 2005 "
TO THE
PROSPECTUSES
OF THE
FUNDS INDICATED BELOW

The following supplements the section of each of the Prospectuses for the Funds listed below entitled Management:

"On June 24, 2005, Citigroup Inc. (""Citigroup"") announced that it" has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management
"business to Legg Mason, Inc. (""Legg Mason""). "

"As part of this transaction, the fund's investment adviser (the"
"""Manager""), currently an indirect wholly owned subsidiary of"
"Citigroup, would become an indirect wholly owned subsidiary of"
Legg Mason.

"The transaction is subject to certain regulatory approvals, as" well as other customary conditions to closing. Subject to such "approvals and the satisfaction of the other conditions,"
Citigroup expects the transaction to be completed later this year.

"Under the Investment Company Act of 1940, consummation of the" transaction will result in the automatic termination of the fund's "investment management contract with the Manager, and any related" "sub-advisory contract, where applicable. Therefore, the fund's" Board will be asked to approve a new investment management contract between the fund and the Manager (and a new sub-advisory "contract, if applicable). If approved by the Board, the new" "investment management contract (and the new sub-advisory contract," if applicable) will be presented to the shareholders of the fund for their approval.

CITIFUNDS TRUST I

SMITH BARNEY EMERGING MARKETS EQUITY FUND

4-Jan-05

CITIFUNDS TRUST III

CITI CONNECTICUT TAX FREE RESERVES SMITH BARNEY
CONNECTICUT MONEY MARKET PORTFOLIO Class A and Y
Shares

31-Dec-04

SB ADJUSTABLE RATE INCOME FUND

28-Sep-04
Smith Barney Shares

SMITH BARNEY AGGRESSIVE GROWTH
FUND INC.

29-Dec-04

SMITH BARNEY ALLOCATION SERIES INC.

31-May-05
BALANCED PORTFOLIO

CONSERVATIVE PORTFOLIO

GROWTH PORTFOLIO

HIGH GROWTH PORTFOLIO

INCOME PORTFOLIO

SMITH BARNEY APPRECIATION FUND INC.

30-Apr-05

SMITH BARNEY ARIZONA MUNICIPALS
FUND INC.

28-Sep-04

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.

28-Jun-05

SMITH BARNEY CORE PLUS BOND FUND INC.

18-Mar-05

SMITH BARNEY EQUITY FUNDS

31-May-05
SMITH BARNEY SOCIAL AWARENESS FUND

SMITH BARNEY FUNDAMENTAL VALUE
FUND INC.

28-Jan-05


SMITH BARNEY LARGE CAP VALUE FUND
29-Apr-05
SMITH BARNEY SHORT-TERM INVESTMENT GRADE BOND
FUND

29-Apr-05
U.S. GOVERNMENT SECURITIES FUND

29-Apr-05
SMITH BARNEY INCOME FUNDS


SMITH BARNEY DIVIDEND AND INCOME FUND

26-Nov-04
SB CONVERTIBLE FUND

26-Nov-04
Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

26-Nov-04

SMITH BARNEY EXCHANGE RESERVE FUND

26-Nov-04
SMITH BARNEY HIGH INCOME FUND

26-Nov-04
SMITH BARNEY MUNICIPAL HIGH INCOME FUND

26-Nov-04
SB CAPITAL AND INCOME FUND

29-Apr-05
Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND

26-Nov-04

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND
INC.

28-Sep-04
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO

SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND

29-Apr-05
SMITH BARNEY HANSBERGER GLOBAL VALUE FUND

28-Aug-04
SMITH BARNEY INVESTMENT GRADE BOND FUND

29-Apr-05
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS  ALL CAP
GROWTH AND VALUE FUND

28-Aug-04
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
BALANCED ALL CAP GROWTH AND VALUE FUND

"August 2, 2004, as revised "
28-Aug-04
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS GLOBAL
ALL CAP GROWTH AND VALUE FUND

28-Aug-04
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS  LARGE
CAP GROWTH AND VALUE FUND

28-Aug-04
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS  ALL CAP
AND INTERNATIONAL FUND

1-Apr-05

SMITH BARNEY REAL RETURN STRATEGY FUND

8-Nov-04
SMITH BARNEY SMALL CAP VALUE FUND

28-Jan-05
SMITH BARNEY SMALL CAP GROWTH FUND

28-Jan-05

SMITH BARNEY INVESTMENT SERIES

SB GROWTH AND INCOME FUND

25-Feb-05
Smith Barney Shares

SMITH BARNEY INTERNATIONAL FUND

25-Feb-05
SMITH BARNEY DIVIDEND STRATEGY FUND

25-Feb-05

SMITH BARNEY INVESTMENT TRUST

MUNICIPALS FUND

28-Mar-05
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK
MUNICIPALS FUND

28-Mar-05
SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND

28-Mar-05
SMITH BARNEY MID CAP CORE FUND

28-Mar-05
SMITH BARNEY CLASSIC VALUES FUND

28-Mar-05
SMITH BARNEY S&P 500 INDEX FUND

30-Apr-05
Smith Barney Shares


Citi Shares

SMITH BARNEY MANAGED MUNICIPALS FUND INC.

28-Jun-05

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND

29-Mar-05

"SMITH BARNEY MONEY FUNDS, INC."

29-Apr-05
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO

29-Jul-04

FLORIDA PORTFOLIO

29-Jul-04
GEORGIA PORTFOLIO

29-Jul-04
LIMITED TERM PORTFOLIO

29-Jul-04
MASSACHUSETTS MONEY MARKET PORTFOLIO

29-Jul-04
NATIONAL PORTFOLIO

29-Jul-04
NEW YORK MONEY MARKET PORTFOLIO

29-Jul-04
NEW YORK PORTFOLIO

29-Jul-04
PENNSYLVANIA PORTFOLIO

29-Jul-04

"SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC."

29-Jul-04

"SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC."

29-Jul-04

SMITH BARNEY OREGON MUNICIPALS FUND

27-Aug-04

SMITH BARNEY PRINCIPAL RETURN FUND

SECURITY AND GROWTH FUND

30-Mar-05

SMITH BARNEY SECTOR SERIES FUND INC.

25-Feb-05
SMITH BARNEY FINANCIAL SERVICES FUND

SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND

"SMITH BARNEY SMALL CAP CORE FUND, INC."

29-Apr-05

SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND

25-Feb-05
SMITH BARNEY INTERNATIONAL LARGE CAP FUND

29-Apr-05
SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES
FUND

25-Feb-05
SMITH BARNEY CAPITAL PRESERVATION FUND

25-Feb-05
SMITH BARNEY CAPITAL PRESERVATION FUND II

25-Feb-05
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME
FUND

25-Feb-05

"SMITH BARNEY WORLD FUNDS, INC."

SMITH BARNEY INFLATION MANAGEMENT FUND

28-Feb-05
INTERNATIONAL ALL CAP GROWTH PORTFOLIO

28-Feb-05

FD03225